CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Numbers 2-84117 (including 2-50058), 2-51735, 33-27120
(including 2-55941 and 2-69914), 33-56649 and 333-85375) of Nucor Corporation of our report dated February 1, 2001 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K.






/s/  PricewaterhouseCoopers LLP

March 23, 2001